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                                                                     EXHIBIT 3.5



                          CERTIFICATE OF INCORPORATION

                            THAI ROMO HOLDINGS, INC.

     First:    The name of the Corporation is Thai Romo Holdings, Inc.

     Second:   The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     Third:    The purposes for which the Corporation is formed and the
activities in which it shall have the power to engage shall be limited to the following:

               (a) acquiring and holding, and exercising all of the rights and privileges of holding, capital stock, notes and other securities of Thai Romo Limited, a corporation formed under the laws of the Kingdom of Thailand ("Thai Romo"), and disposing of such capital stock, notes and other securities in accordance with all applicable laws and contractual restrictions;

               (b) guaranteeing monetary obligations of Thai Romo and Rutherford-Moran Oil Corporation, a Delaware corporation ("RMOC") for borrowed money, pledging or hypothecating shares of capital stock, notes and other securities of Thai Romo held by the Corporation to secure such obligations, and entering into, executing and delivering, and performing its obligations and exercising its rights under, all agreements entered into in connection therewith, including satisfying any obligations so guaranteed;

               (c) entering into, executing and delivering, and performing its obligations and exercising its rights under (i) the Section 351 Exchange Agreement among RMOC, The Chase Manhattan Bank, N.A., Bangkok Branch, Rutherford-Moran Exploration Company, a Texas corporation ("RMEC"), Thai Romo, the Corporation, and certain other entities (the "Exchange Agreement"), (ii) the Custodial Agreement between the Escrow Agent and the parities to the Exchange Agreement, and (iii) the Underwriting Agreement among RMOC, RMEC, the Corporation, the Principal Shareholders of RMEC named therein and the Underwriters named therein;

               (d) taking such other actions and exercising such other powers as may be incidental to and necessary to accomplish any of the foregoing.

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     Without limiting the foregoing, the Corporation shall not, and shall not be empowered to,

               (1) incur indebtedness (including any deferred payment obligation) or assume or guarantee any indebtedness or obligation of any other person or entity, other than pursuant to or in connection with the agreements and undertakings described in clauses (b) and
           (c) above; or

               (2) without the affirmative vote of all of the members of the Corporation's board of directors: (A) institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or any other similar official for itself or any part of its property, (E) make any assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, (G) take any action in furtherance of any of the foregoing, or (H) amend, repeal, restate, supplement or otherwise modify this Article III.

     Fourth:   The total number of shares of stock that the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, of the par value of $0.01 per share.

     Fifth:    The name of the incorporator is Kailan M. Niemeyer, whose
mailing address is 1301 McKinney, Suite 5100, Houston, Texas  77010-3095.

     Sixth:    The Corporation is to have perpetual existence.

     Seventh: The number of directors constituting the initial board of directors shall be three. The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are:



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          Name                     Mailing Address
          ----                     ---------------

          Patrick R. Rutherford    5 Greenway Plaza, Suite 220
                                   Houston, Texas  77046

          John A. Moran            5 Greenway Plaza, Suite 220
                                   Houston, Texas  77046

          Michael D. McCoy         5 Greenway Plaza, Suite 220
                                   Houston, Texas  77046

     Eighth:   Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     Ninth:
               (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived a personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

               (b) The Corporation shall indemnify any director of officer to the full extent permitted by Delaware law.

     Tenth:    All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

     In furtherance and not in limitation of the foregoing provisions of this Article Ninth, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the bylaws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation.

     Eleventh: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or



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hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true.
Accordingly, I have hereunto set my hand this 23rd day of May, 1996.



                                           /s/  KAILAN M. NIEMEYER
                                           --------------------------------
                                                Kailan M. Niemeyer


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                            THAI ROMO HOLDINGS, INC.

                            Certificate of Amendment
                                       to
                          Certificate of Incorporation

     Thai Romo Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the Company"), does hereby certify:

     First:    That the Board of Directors of the Company, pursuant to a
written consent, adopted resolutions proposing and declaring advisable that Article Third of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

               "Third:   The nature of the business and the purpose to be
               conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."

     Second:   That in lieu of a special meeting and vote of stockholders, the holder of all of the outstanding stock entitled to vote on such amendment has given its written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     Third:    That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

     In Witness Whereof, the Company has caused this Certificate to be signed by its Treasurer this 20th day of February, 1997.


                                        THAI ROMO HOLDINGS, INC.


                                        By: /s/ DAVID F. CHAVENSON
                                          ---------------------------

                                            David F. Chavenson
                                               Treasurer